                                                                EXHIBIT 10.14(b)
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RYDER
                                               PRESIDENT
                                               RYDER DEDICATED LOGISTICS
1995 INCENTIVE COMPENSATION PLAN               PAGE 1
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Supersedes 1994 President, Ryder Dedicated Logistics Incentive Compensation Plan


INTRODUCTION

The following material explains the operation and administration of the 1995 Incentive Plan for the President, Ryder Dedicated Logistics (RDL). The plan is intended to serve as a single, comprehensive source of information that will explain your bonus for achieving various levels of performance. Questions should be addressed to your supervisor.


BONUS OPPORTUNITY

The following table summarizes the maximum bonus opportunity:

         MAXIMUM BONUS OPPORTUNITY AS A PERCENTAGE OF BASE SALARY

             RSI                   RSI                  RDL               INDIVIDUAL           TOTAL BONUS
         PERFORMANCE           ABOVE PLAN           PERFORMANCE          PERFORMANCE          OPPORTUNITY *
             60%                   20%                  20%                  20%                  120%

         *  See Special ROE Award section


BONUS PERFORMANCE MEASURES

For 1995, your bonus payout will be based on Ryder System, Inc. (RSI or the Company) performance, RSI performance above plan, RDL performance, and your performance as an individual.

RSI performance is measured based on RSI Net Earnings After Tax (NAT) Return on Equity (ROE) performance and RSI Net Earnings Before Tax (NBT) performance for 1995.

RSI performance above plan is measured based on RSI NBT performance for 1995.

RDL performance is measured based on RDL Revenue performance and RDL Product Line NBT performance for 1995.

Individual performance is determined based on a year-end assessment of your performance against objectives that you agreed to with management at the start of the year. Given their importance, the objectives should be in writing and may be updated during the year to adjust for priorities that may have changed.

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RYDER
                                               PRESIDENT
                                               RYDER DEDICATED LOGISTICS
1995 INCENTIVE COMPENSATION PLAN               PAGE 2
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DEFINITION OF MEASURES

Performance levels attained in the following areas determine the extent to which participants of this bonus plan are eligible for bonus awards.

          - RSI PERFORMANCE -- RSI performance payout is based on a grid which combines RSI ROE performance and RSI NBT performance.

                 RSI ROE performance for the bonus year is calculated by dividing RSI NAT by RSI average equity.

                 -- RSI NAT is defined as RSI's consolidated Net Earnings After Tax from continuing operations for the bonus year, as certified to the Board of Directors and shareholders of RSI by the Company's independent auditors, including appropriate accruals for all incentive awards estimated to be payable for that bonus year.

                 -- RSI average equity is defined as the average of the four quarters' average equity. A quarter's average equity is defined as the equity, as shown on RSI's balance sheet at the beginning of each quarter plus the total equity as shown on RSI's balance sheet at the end of each quarter, divided by two.

                 RSI NBT is defined as RSI's consolidated Net Earnings Before Tax as certified to the Board of Directors and shareholders of RSI by the Company's independent auditors, net of a provision for the total of all incentive awards, for the bonus year.

          - RSI PERFORMANCE ABOVE PLAN -- RSI performance above plan payout is based on RSI NBT performance. To achieve a payout, RSI NBT performance must be above Plan.

          - RDL PERFORMANCE -- RDL performance payout is based on a grid which combines RDL revenue performance and RDL Product Line NBT performance.

                 RDL revenue is defined as RDL's total revenue as verified by the Senior Vice President and Controller, RSI.

                 RDL Product Line NBT is defined as RDL's Product Line Net Earnings Before Tax as verified by the Senior Vice President and Controller, RSI, net of a provision for the total of all incentive awards, for the bonus year.

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RYDER
                                               PRESIDENT
                                               RYDER DEDICATED LOGISTICS
1995 INCENTIVE COMPENSATION PLAN               PAGE 3
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          - INDIVIDUAL PERFORMANCE -- Individual performance is defined as each participant's performance against job requirements and objectives (MBOs), as agreed upon between the individual and his/her management, at the beginning of the bonus year. If necessary, goals and objectives may be revised during the bonus year to reflect changing business priorities.

                 Individual performance awards are separate from payments based upon financial measurements and may be paid, in part or in whole, based on the Company's performance and/or ability to pay.

                 Bonus awards are subject to the recommendation of the Administrator of the plan and approval by the Board of Directors of RSI. (See "Bonus Payment")

                 NOTE: The effects of any unusual and material accounting transactions may be excluded from bonus calculations with the approval of the Board of Directors of RSI.

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RYDER
                                               PRESIDENT
                                               RYDER DEDICATED LOGISTICS
1995 INCENTIVE COMPENSATION PLAN               PAGE 4
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BONUS CALCULATION

Bonus awards are based on the following grids.

         1)      RSI PERFORMANCE - ROE/NBT

         RSI performance payout is based on a grid consisting of two performance variables: 1995 RSI NAT ROE and 1995 RSI NBT. The potential bonus payout percent is determined by locating the point on the grid where the variables intersect. Actual performance may fall between the points specifically displayed on the grid, and the grid allows for interpolation between NBT points as shown. No bonus awards will be paid for performance below threshold. The potential bonus payout is expressed as a percentage of Maximum RSI Performance Bonus Opportunity, as shown on page 1.

                     POTENTIAL RSI PERFORMANCE BONUS PAYOUT
          AS A PERCENTAGE OF MAXIMUM RSI PERFORMANCE BONUS OPPORTUNITY

                                                          1995 RSI NBT ($MM)
                         THRESHOLD                                                                  MAXIMUM
                           260.5           276            289            306            313           327
             ROE                                           % OF OPPORTUNITY
            < 14.5           30             40            50             55             75             80
          14.5 - 17          40             50            60             65             85             90
             > 17            50             60            65             75             90            100


         2)      RSI PERFORMANCE ABOVE PLAN - NBT

         RSI performance above plan payout is based on a grid of 1995 RSI NBT. The potential bonus payout percent is determined by locating the point on the grid under the 1995 RSI NBT. Actual performance may fall between the points specifically displayed on the grid, and the grid allows for interpolation between NBT points as shown. No bonus awards will be paid for performance below threshold. The potential bonus payout is expressed as a percentage of Maximum RSI Performance Above Plan Bonus Opportunity, as shown on page 1.

               POTENTIAL RSI PERFORMANCE ABOVE PLAN BONUS PAYOUT
    AS A PERCENTAGE OF MAXIMUM RSI PERFORMANCE ABOVE PLAN BONUS OPPORTUNITY

                          1995 RSI ABOVE PLAN NBT ($MM)
                     THRESHOLD                     MAXIMUM
                       306.0          313.0         327.0
                                % OF OPPORTUNITY
                         0             50             100


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RYDER
                                               PRESIDENT
                                               RYDER DEDICATED LOGISTICS
1995 INCENTIVE COMPENSATION PLAN               PAGE 5
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         3)      RDL PERFORMANCE - REVENUE/PRODUCT LINE NBT

         RDL performance payout is based on a grid consisting of two performance variables: 1995 RDL Revenue and 1995 RDL Product Line NBT. The potential bonus payout percent is determined by locating the point on the grid where the variables intersect. Actual performance may fall between the points specifically displayed on the grid, and the grid allows for interpolation between NBT points as shown. No bonus awards will be paid for performance below threshold. The potential bonus payout is expressed as percentage of Maximum RDL Performance Bonus Opportunity, as shown on page 1.

                     POTENTIAL RDL PERFORMANCE BONUS PAYOUT
          AS A PERCENTAGE OF MAXIMUM RDL PERFORMANCE BONUS OPPORTUNITY

                                                                         1995 RDL PRODUCT LINE NBT ($MM)
                                                THRESHOLD                                                                  MAXIMUM
           REVENUE                                  25             27            30             33             37             40
            ($MM)                                                                 % OF OPPORTUNITY
             Less Than 800                          10             25            40             55             70             80
             Greater Than or Equal To 800           25             35            55             65             90            100



         4)      INDIVIDUAL PERFORMANCE

         Individual performance payout is based on a grid consisting of individual performance results versus objectives. The potential bonus payout percent is determined by awarding a percentage within one of the grid ranges. The potential bonus payout is expressed as a percentage of Maximum Individual Performance Bonus Opportunity, as shown on page 1.

                 POTENTIAL INDIVIDUAL PERFORMANCE BONUS PAYOUT
      AS A PERCENTAGE OF MAXIMUM INDIVIDUAL PERFORMANCE BONUS OPPORTUNITY

                                       FAIR - SOME        CONSISTENT         SIGNIFICANTLY
                                         CRITICAL            WITH                ABOVE
       INDIVIDUAL PERFORMANCE           SHORTFALLS        EXPECTATIONS        EXPECTATIONS       EXCEPTIONAL
          % OF INDIVIDUAL
      PERFORMANCE OPPORTUNITY             0-50%              51-70%              71-89%            90-100%


ALL PERFORMANCE GRIDS REPRESENT GUIDELINES ONLY. ACTUAL PAYOUTS MAY BE PRORATED DOWNWARD AT THE COMPANY'S DISCRETION. ADDITIONAL CRITERIA MAY ADJUST THE PERFORMANCE PORTION DOWNWARD IF SPECIFIC GOALS ARE NOT ACHIEVED. THE GRIDS WILL BE REVISED ANNUALLY TO ENSURE CONSISTENCY WITH COMPANY GOALS AND OBJECTIVES.

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RYDER
                                               PRESIDENT
                                               RYDER DEDICATED LOGISTICS
1995 INCENTIVE COMPENSATION PLAN               PAGE 6
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 BONUS CALCULATION EXAMPLE

         Total bonus would be calculated as follows given the following information:

                 Eligible Base Salary                                                $315,000
                 1995 RSI NAT ROE                                                         15%
                 1995 RSI NBT                                                        $  313MM
                 1995 RDL Revenue                                                    $  800MM
                 1995 RDL Product Line NBT                                           $   33MM
                 Individual Performance                      Significantly Above Expectations

                       1)  RSI Performance

                           60% Maximum RSI Performance Bonus Opportunity
                           85% Potential RSI Performance Bonus Payout (from grid)

                           60% x 85% = 51% of Eligible Base Salary
                           51% x $315,000 =                                                      $160,650

                       2)  RSI Above Plan Performance

                           20% Maximum RSI Above Plan Performance Bonus Opportunity
                           50% Potential RSI Above Plan Performance Bonus Opportunity

                           20% x 50% = 10% of Eligible Base Salary
                           10% x $315,000 =                                                      $ 31,500

                       3)  RDL Performance

                           20% Maximum RDL Performance Bonus Opportunity
                           65% Potential RDL Performance Bonus Payout (from grid)

                           20% x 65% = 13% of Eligible Base Salary
                           13% x $315,000 =                                                      $ 40,950

                       4)  Individual Performance

                           20% Maximum Individual Performance Bonus Opportunity
                           75% Potential Individual Performance Bonus Payout (from grid)

                           20% x 75% = 15% of Eligible Base Salary
                           15% x $315,000 =                                                      $ 47,250
                                                                                                 --------

                   TOTAL BONUS                                                                   $280,350

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RYDER
                                               PRESIDENT
                                               RYDER DEDICATED LOGISTICS
1995 INCENTIVE COMPENSATION PLAN               PAGE 7
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BASE SALARY CALCULATION

For the purpose of bonus calculations, base salary is defined as the average annual rate of pay for the calendar year, excluding all other compensation paid to the employee during the year, e.g. bonus, commissions, employee benefits, moving expenses, and imputed income from company car, insurance, and amounts attributable to any of the Company's stock plans.

Average annual rate of pay for a participant whose base salary changes within the bonus year is calculated as shown below.

             BASE SALARY CALCULATION EXAMPLE

             Average annual rate of pay would be calculated as follows for a participant who begins a bonus year with a base salary of $315,000, then effective June 1 receives an increase to a base salary of $330,000:

             January 1 through May 31 of Bonus Year:
             ---------------------------------------

             31 + 28 + 31 + 30 + 31   =    151=.414 x $315,000/yr. =                 $130,410
             ----------------------        ---
                 365 days                  365

             June 1 through December 31 of Bonus Year:
             -----------------------------------------

             365 - 151                =     214=.586 x $330,000/yr. =                $193,380
             ---------                      ---
             365 days                       365

             AVERAGE ANNUAL RATE OF PAY FOR BONUS YEAR =                             $323,790


SPECIAL ROE AWARD

One and one-half percent of the RSI NAT amount in excess of that required to reach 17% Return on Equity (ROE) will be credited to deferred compensation for elected Officers of the Company, Division Presidents and the Senior Vice President and General Manager Ryder International. This amount will be prorated based on each individual participant's earned salary (while in the eligible position) in relation to the sum of the earned salaries of all participants.

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RYDER
                                               PRESIDENT
                                               RYDER DEDICATED LOGISTICS
1995 INCENTIVE COMPENSATION PLAN               PAGE 8
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ADMINISTRATION

The Chairman, President, and Chief Executive Officer of RSI will administer this Incentive Compensation Plan.

BONUS YEAR

The bonus year is defined as the calendar year in which bonus awards are earned.

ELIGIBILITY

The President, Ryder Dedicated Logistics, if employed in good standing at the time bonus payments are made, is eligible to participate in this plan. If the President, Ryder Dedicated Logistics has an agreement which specifically provides for incentive compensation other than that which is provided in this plan or is a participant in any other incentive compensation plan of RSI, its subsidiaries or affiliates, he/she is not eligible to participate in this plan.

Employees who are newly hired, promoted or transferred into or out of eligible positions and those who move from one eligibility level to another will receive pro rata bonus awards based on the average annual rate of pay in eligible positions, provided they are employed in good standing at the time bonus awards are distributed.

In addition, participants who leave the Company or VLSD during the bonus year under any of the following conditions may be eligible for pro rata bonus awards:

         - retirement under the provisions of one of the Company's retirement plans or the Social Security Act, or

         -    disability

Note: The spouse or legal representative of a deceased participant may be eligible for pro rata bonus awards as well.

BONUS ELIGIBILITY ON CHANGE OF CONTROL

Notwithstanding anything in this plan to the contrary, in the event of a Change of Control of the Company (as defined and adopted by the Board of Directors on August 20, 1993), the funds necessary to pay incentive awards will be placed in a trust administered by an outside financial institution.

The amount of each participant's incentive award will be determined in accordance with the provisions of the plan by a "Big 6" accounting firm chosen by the Company. Participants will receive bonus awards for actual time employed during the bonus year based upon: a) the greater of actual company performance or 80% of maximum company performance opportunity plus b) the greater of actual individual performance or 80% of maximum individual performance opportunity.

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RYDER
                                               PRESIDENT
                                               RYDER DEDICATED LOGISTICS
1995 INCENTIVE COMPENSATION PLAN               PAGE 9
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However, if the Company fails to verify incentive awards through a "Big 6" accounting firm, participants will receive 100% of their maximum company and individual performance opportunities based on actual time worked during the bonus year. The Company will be responsible for all legal fees and expenses which participants may reasonably incur in enforcing their rights under the plan in the event of a Change of Control of the Company.

Should a Change of Control occur during 1995, participants will receive instructions regarding the collection of incentive awards.

BONUS ELIGIBILITY ON TERMINATION

Participants leaving the Company or VLSD under any conditions other than those outlined in the Eligibility or Change of Control sections of this plan are not eligible for bonus awards for the bonus year in which they leave, nor are they eligible for awards for the preceding bonus year, if such awards have not yet been distributed.

BONUS PAYMENT

Shortly after the end of the calendar year and after considering the recommendations of the Administrator of the plan, the Compensation Committee of the Board of Directors or the full Board of Directors of RSI will, in its sole discretion, determine the participants, if any, who will receive bonus awards and the amounts of such awards. Bonus award payments will be distributed to eligible participants following such Board or Committee approval and subsequent to certification of consolidated financial statements by an independent auditor.

BONUS FUNDING

Accruals based on bonus performance measures for the President, Ryder Dedicated Logistics are excluded from funding limitations.

Bonus payout maximums are limited by the lower of the total earned opportunity provided under the plan or the amount of the accrual. Should the accrual not provide for bonus allotments under the plan, proration will be affected at the discretion of the Chairman, President and Chief Executive Officer of RSI. Unused monies may not be carried forward for subsequent bonus years.

DISCRETIONARY AWARDS

With the approval of the Board of Directors of RSI, the Chairman, President, and Chief Executive Officer of RSI has the authority to grant discretionary bonus awards for exemplary performance to non-participants or to enhance the awards of participants. Discretionary awards are not subject to the funding limitations of this plan.

While it is common to grant discretionary awards at the same time as regular awards, it may be appropriate, on occasion, to recognize an employee off-cycle due to extremely unusual performance. Off-cycle discretionary awards must be approved by the Chairman, President and Chief Executive Officer of RSI.

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RYDER
                                               PRESIDENT
                                               RYDER DEDICATED LOGISTICS
1995 INCENTIVE COMPENSATION PLAN               PAGE 10
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The total of all discretionary awards for employees under the RSI Headquarters Executive Management Incentive Compensation Plan, the VLSD field and headquarters bonus plans, the RSI SEVP Incentive Compensation Plan, the SVP and General Manager Ryder International Incentive Compensation Plan, the Ryder International field and bonus plans, the Ryder Services Corporation Incentive Compensation Plan, and the Division Presidents' bonus plans, including those granted off-cycle, may not exceed $430,000 per year.

AMENDMENTS

The Board of Directors of RSI reviews RSI's, its subsidiaries' and affiliates' incentive compensation plans annually to ensure equitability both within the Company, and in relation to current economic conditions.

THE BOARD OF DIRECTORS RESERVES THE RIGHT TO AMEND, SUSPEND, TERMINATE OR MAKE EXCEPTIONS TO THIS PLAN AT ANY TIME.